EXHIBIT (a)(2)


                                                           PAGE 1

                        State of Delaware
                Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "DECS TRUST", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF NOVEMBER, A.D. 1995, AT 4:15 O'CLOCK P.M.

                             [Seal]

                              /s/  Edward J. Freel
                              -----------------------------------
                              Edward J. Freel, Secretary of State


2564015  8100                      Authentication:     7720725
950271297                          Date:               11-21-95

               CERTIFICATE OF TRUST OF DECS TRUST

     This Certificate of Trust of DECS Trust (the "Trust"), dated
November 21, 1995, is being duly executed and filed by Peter B.
Blanton, as trustee, to form a business trust under the Delaware
Business Trust Act (12 Del. C. Section 3801, et seq.).

     1. Name. The name of the business trust formed hereby is DECS Trust.

     2. Registered Office; Registered Agent. The business address of the registered office of the Trust in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the Trust's registered agent at such address is The Corporation Trust Company.

     3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

     4.   The Trust is to be registered under the Investment
Company Act of 1940, as amended, prior to the issuance of beneficial interests in the Trust.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                              /s/ Peter B. Blanton
                              --------------------------
                              Peter B. Blanton,
                              as Sole Trustee